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                                                                  Exhibit 99.01

                            RESIDUAL VALUE OBLIGATION

          QUARTERLY CERTIFICATE FOR THE QUARTER ENDED DECEMBER 31, 2000

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.


Securitization Distribution Dates during quarter    October 16, 2000    November 15, 2000    December 15, 2000

Allocation Dates during quarter:                    October 17, 2000    November 16, 2000    December 18, 2000

Payment Date during quarter:                                                                               N/A

AFCC Amount at beginning of quarter:                                                               459,843,520

AFCC Amount at end of quarter:                                                                     477,304,102

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ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                  $               -

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                             $               -

Accrued RVO Payment Amount as of such Payment Date:                                          $               -

Number of RVO's outstanding as of the applicable record date                                               N/A

Payment per RVO:                                                                             $               -


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AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


          Residual Cash Flow Allocated for current period:                                                   -

          Cumulative Residual Cash Flow not covered by allocation (to be carried forward):   $     (3,099,495)

          Excess Litigation Reserve allocated:                                               $               -

RVO EXPENSES:

          Residual Cash Flow allocated to RVO Expenses:                                      $               -

          Cumulative RVO Expenses not covered by allocation (to be carried forward):         $               -

LITIGATION EXPENSES:

          Residual Cash Flow allocated to Litigation Expenses:                               $               -

          Cumulative Litigation Expenses not covered by allocation (to be carried forward):  $         122,922

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

AFCC AMOUNT:
------------

          AFCC Amount at end of immediately preceding Allocation Date:                       $     459,843,520

                  plus: AFCC Interest added on immediately preceding
                        Securitization Distribution Date:                                    $       5,748,044

                  less: Residual Cash Flow allocated to AFCC Amount:                         $               -

          AFCC Amount after allocation:                                                      $     465,591,564

ACCRUED RVO PAYMENT AMOUNT:
---------------------------

          Residual Cash Flow allocated to Accrued RVO Payment Amount on such
          Allocation Date:                                                                   $               -

                  plus: cumulative Residual Cash Flow allocated to, and
                        cumulative interest accrued on, Accrued RVO Payment
                        Amount since most recent Payment Date on which RVO
                        Payments were made:                                                  $               -

          Accrued RVO Payment Amount on such Allocation Date:                                $               -

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AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


          Residual Cash Flow allocated for current period:                                   $               -

          Cumulative Residual Cash Flow not covered by allocation (to be carried forward):   $     (4,451,813)

          Excess Litigation Reserve allocated:                                               $               -

RVO EXPENSES:

          Residual Cash Flow allocated to RVO Expenses:                                      $               -

          Cumulative RVO Expenses not covered by allocation (to be carried forward):         $               -

LITIGATION EXPENSES:

          Residual Cash Flow allocated to Litigation Expenses:                               $               -

          Cumulative Litigation Expenses not covered by allocation (to be carried forward):  $         123,601

AFCC AMOUNT:
------------

          AFCC Amount at end of immediately preceding Allocation Date:                       $     465,591,564

                  plus: AFCC Interest added on immediately preceding
                        Securitization Distribution Date:                                    $       5,819,895

                  less: Residual Cash Flow allocated to AFCC Amount:                         $               -

          AFCC Amount after allocation:                                                      $     471,411,459

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
ACCRUED RVO PAYMENT AMOUNT:
---------------------------

          Residual Cash Flow allocated to Accrued RVO Payment Amount on such
          Allocation Date:                                                                   $               -

                  plus: cumulative Residual Cash Flow allocated to, and
                        cumulative interest accrued on, Accrued RVO Payment
                        Amount since most recent Payment Date on which RVO
                        Payments were made:                                                  $               -

          Accrued RVO Payment Amount on such Allocation Date:                                $               -

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AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


          Residual Cash Flow allocated for current period:                                   $               -

          Cumulative Residual Cash Flow not covered by allocation (to be carried forward):   $      (6,508,482)


          Excess Litigation Reserve allocated:                                               $               -

RVO EXPENSES:

          Residual Cash Flow allocated to RVO Expenses:                                      $               -

          Cumulative RVO Expenses not covered by allocation (to be carried forward):         $               -

LITIGATION EXPENSES:

          Residual Cash Flow allocated to Litigation Expenses:                               $               -

          Cumulative Litigation Expenses not covered by allocation (to be carried forward):  $         130,231

AFCC AMOUNT:
------------

          AFCC Amount at end of immediately preceding Allocation Date:                       $     471,411,459

                  plus: AFCC Interest added on immediately preceding
                        Securitization Distribution Date:                                    $       5,892,643

                  less: Residual Cash Flow allocated to AFCC Amount:                         $               -

          AFCC Amount after allocation:                                                      $     477,304,102

ACCRUED RVO PAYMENT AMOUNT:
---------------------------

          Residual Cash Flow allocated to Accrued RVO Payment Amount on such
          Allocation Date:                                                                   $               -

                  plus: cumulative Residual Cash Flow allocated to, and
                        cumulative interest accrued on, Accrued RVO Payment
                        Amount since most recent Payment Date on which RVO
                        Payments were made:                                                  $               -

          Accrued RVO Payment Amount on such Allocation Date:                                $               -

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